Exhibit 99.2

Intra-Cellular Therapies Prices Public Offering of Common Stock

NEW YORK, September 10, 2020 (GLOBE NEWSWIRE) — Intra-Cellular Therapies, Inc. (Nasdaq: ITCI), a biopharmaceutical company, today announced the pricing of its previously announced underwritten public offering of 11,666,667 shares of its common stock at a public offering price of $30.00 per share. All of the shares in the offering will be sold by Intra-Cellular Therapies, with gross proceeds to Intra-Cellular Therapies expected to be $350 million from the offering of an aggregate of 11,666,667 shares before deducting underwriting discounts and commissions and offering expenses. Intra-Cellular Therapies has granted the underwriters a 30-day option to purchase up to an additional 1,750,000 shares on the same terms and conditions. The offering is expected to close on September 15, 2020, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, SVB Leerink LLC and Evercore Group L.L.C. are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. and Canaccord Genuity LLC are acting as co-lead managers for the offering.

The public offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective upon filing. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, can be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com, Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526, or by email at prospectus-ny@ny.email.gs.com, SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525, ext. 6132, or by email at syndicate@svbleerink.com, or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 36th Floor, New York, NY 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Intra-Cellular Therapies

Intra-Cellular Therapies is a biopharmaceutical company founded on Nobel prize-winning research that allows us to understand how therapies affect the inner-workings of cells in the body. The company leverages this intracellular approach to develop innovative treatments for people living with complex psychiatric and neurologic diseases.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things, the completion and timing of the public offering and the anticipated total gross proceeds from the offering. Intra-Cellular Therapies often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: the completion of the public offering and other risks and uncertainties that are described under the heading “Risk Factors” in Intra-Cellular Therapies’ preliminary prospectus supplement filed with the SEC on September 9, 2020, Intra-Cellular Therapies’ most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Intra-Cellular Therapies faces, the results or events indicated by any forward-looking statement may not occur. Intra-Cellular Therapies cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Intra-Cellular Therapies’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Intra-Cellular Therapies disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Contact

Intra-Cellular Therapies, Inc.

Juan Sanchez, M.D.

Vice President, Corporate Communications and Investor Relations

646-440-9333

Burns McClellan, Inc.

Lisa Burns

jgrimaldi@burnsmc.com

212-213-0006

Media Inquiries:

Ana Fullmer

Corporate Media Relations W20wcg

afullmer@wcgworld.com

202-507-0130